June 2026

Preliminary Pricing Supplement No. 16,700

Registration Statement Nos. 333-293641; 333-293641-01

Dated June 16, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an equally weighted basket composed of the common stock of Oracle Corporation (50%) and the common stock of Micron Technology, Inc. (50%) (each referred to as a “basket component”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not guarantee the payment of interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, tax supplement and prospectus, as supplemented or modified by this document.

￭Contingent Coupon. The securities will pay a contingent coupon on a monthly basis until the earlier of the maturity date or automatic call if, and only if, the basket closing level on the calculation day for that month is greater than or equal to the coupon threshold level. If the basket closing level on a calculation day is less than the coupon threshold level, you will not receive any contingent coupon payment for the relevant month. However, if the basket closing level on one or more calculation days is less than the coupon threshold level and, on a subsequent calculation day, the basket closing level is greater than or equal to the coupon threshold level, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid). If the basket closing level is less than the coupon threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold level is equal to 80% of the starting level. The contingent coupon rate will be determined on the pricing date and will be at least 17.25% per annum.

￭Automatic Call. Beginning after six months, the securities will be automatically called if the basket closing level on any of the calculation days (other than the final calculation day) is greater than or equal to the starting level for a cash payment equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments. No further payments will be made on the securities once they have been called.

￭Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the ending level is greater than or equal to the downside threshold level. If the ending level is less than the downside threshold level, investors will be exposed to the decline in the basket beyond 20% on a 1-to-1 basis and will receive a maturity payment amount that is less than 80% of the face amount of the securities.

￭Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of their initial investment and also the risk of not receiving any contingent coupon payments throughout the entire term of the securities.

￭The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate, in addition to the buffer feature that applies to only a limited range of performance of the basket, in exchange for the risk of receiving no contingent coupon payments over the entire term of the securities.

￭Investors will not participate in any appreciation of the basket.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment.

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, either basket component.

The current estimated value of the securities is approximately $931.10 per security, or within $31.10 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	July 3, 2029*, subject to postponement if the final calculation day is postponed
Market measure:

An equally weighted basket (the “Basket”) composed of the following basket components, with the weightings noted parenthetically: the common stock of Oracle Corporation (the “ORCL Stock”) (50%) and the common stock of Micron Technology, Inc. (the “MU Stock”) (50%) (each referred to as a “basket component” and collectively as the “basket components”). We sometimes refer to the basket components herein individually as a “basket stock” or collectively as the “basket stocks.”

Contingent coupon payment (with memory feature):

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the basket closing level on the related calculation day is greater than or equal to the coupon threshold level.

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward. In addition, if the basket closing level on one or more calculation days is less than the coupon threshold level and, on a subsequent calculation day, the basket closing level is greater than or equal to the coupon threshold level, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

If the basket closing level on any calculation day is less than the coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. In addition, if the basket closing level on a calculation day is less than the coupon threshold level and the basket closing level on each subsequent calculation day up to and including the final calculation day is less than the coupon threshold level, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days.

If the basket closing level is less than the coupon threshold level on all monthly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates:	Three business days after the applicable calculation day.**
Contingent coupon rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 17.25% per annum.
Automatic call:

The securities are not subject to automatic call until approximately six months after the original issue date. Following this 6-month non-call period, if, on any calculation day (other than the final calculation day), beginning in December 2026, the basket closing level is greater than or equal to the starting level, the securities will be automatically called on the related call settlement date for a cash payment per security equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

The securities will not be automatically called on any call settlement date if the basket closing level is less than the starting level on the related calculation day.

Any positive return on the securities will be limited to the contingent coupon payments, if any, even if the basket closing level on the applicable calculation day significantly exceeds the starting level. You will not participate in any appreciation of the Basket.

Calculation days:	Monthly, on the 28th of each month, commencing in July 2026 and ending on the final calculation day. We also refer to the June 2029 calculation day as the “final calculation day.”***
Call settlement date:	Three business days after the applicable calculation day.***
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security equal to the maturity payment amount (in addition to the final contingent coupon payment due at maturity and any previously unpaid contingent coupon payments, if payable). The “maturity payment amount” per security will equal:

●if the ending level is greater than or equal to the downside threshold level:

$1,000; or

●if the ending level is less than the downside threshold level:

June 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

$1,000 × (basket performance factor + buffer amount)

If the securities are not automatically called prior to maturity and the ending level is less than the downside threshold level, you will receive significantly less than the stated principal amount of your securities and you will not receive any contingent coupon payment at maturity (including any previously unpaid contingent coupon payments). Under these circumstances, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

Buffer amount:	20%
Starting level:	100.00
Basket closing level:

The “basket closing level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 50% times the stock return of the ORCL Stock and (B) 50% times the stock return of the MU Stock.

Initial stock price:	With respect to the ORCL Stock: $ , which is its stock closing price on the pricing date With respect to the MU Stock: $ , which is its stock closing price on the pricing date
Stock return:

For any calculation day, the “stock return” with respect to a basket component is the percentage change from its initial stock price to its stock closing price on that day, measured as follows:

stock closing price on such day – initial stock price

initial stock price

Stock closing price:

With respect to each basket component, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement for principal at risk securities.

Ending level:	The “ending level” will be the basket closing level on the final calculation day.
Coupon threshold level:	80, which is equal to 80% of the starting level.
Downside threshold level:	80, which is equal to 80% of the starting level.
Basket performance factor:	The ending level divided by the starting level (expressed as a percentage).
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	June 29, 2026*
Original issue date:	July 2, 2026* (3 business days after the pricing date)
CUSIP / ISIN:	61781GPS4 / US61781GPS48
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

*To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

** Subject to postponement pursuant to “General Terms of the Securities—Payment Dates” in the accompanying product supplement for principal at risk securities.

*** Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event;

Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

June 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $931.10, or within $31.10 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent coupon rate, the coupon threshold level, the buffer amount and the downside threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Investor Considerations

The Principal at Risk Securities Linked to a Basket Consisting of Two Stocks due July 3, 2029 (the “securities”) may be appropriate for investors who:

￭seek an investment with contingent coupon payments at a rate of at least 17.25% per annum (to be determined on the pricing date) until the earlier of the maturity date or automatic call, if, and only if, the basket closing level on the applicable monthly calculation day is greater than or equal to 80% of the starting level;

￭understand that if the basket closing level of the Basket on the final calculation day has declined by more than 20% from the starting level, they will be exposed to the decline in the Basket beyond 20%, and they will receive less, and possibly 80% less, than the face amount of their securities at maturity;

￭are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

￭understand that the securities may be automatically called prior to the maturity date and that the term of the securities may be as short as approximately six months;

￭seek to obtain a buffer against a specified level of negative performance in the Basket;

￭are willing to forgo participation in any appreciation of the Basket, fixed interest payments on the securities and dividends on the basket components; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that the basket closing level may decline by more than 20% from the starting level to the ending level, in which case they will lose some or a significant portion of their investment;

￭seek current income;

￭are unwilling to accept the risk of exposure to the Basket;

￭seek exposure to the upside performance of the Basket;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see “Basket Overview”, “Oracle Corporation Overview” and “Micron Technology, Inc. Overview” below.

June 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Determining Payment on a Contingent Coupon Payment Date and on the Maturity Date

If the securities have not been previously automatically called, on each monthly contingent coupon payment date, you will either receive a contingent coupon payment (including any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the basket closing level on the related monthly calculation day.

Determine whether a contingent coupon payment (including any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the basket closing level on the relevant calculation day, as follows:

Beginning after six months, if the basket closing level on a calculation day is greater than or equal to the starting level, the securities will be automatically called on the applicable call settlement date for an amount in cash equal to $1,000 plus the related contingent coupon payment and any previously unpaid contingent coupon payments.

On the maturity date, if the securities have not been automatically called prior to the maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if any) a cash payment per security (the maturity payment amount) calculated as follows:

June 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following hypothetical examples illustrate how to determine whether a contingent coupon payment is paid (and whether any previously unpaid contingent coupon payments will be paid) with respect to a calculation day and how to calculate the maturity payment amount, if any, if the securities have not been automatically called. The following examples are for illustrative purposes only. Whether you receive a contingent coupon payment will be determined by reference to the basket closing level on each calculation day, and the amount you will receive at maturity, if any, will be determined by reference to the ending level on the final calculation day. The actual initial stock prices and contingent coupon rate will be determined on the pricing date. All payments on the securities, if any, are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms*:

Hypothetical contingent coupon payment: On each contingent coupon payment date, you will receive a contingent coupon payment at a per-annum rate equal to the contingent coupon rate if, and only if, the basket closing level on the related calculation day is greater than or equal to the coupon threshold level.

If payable, the contingent coupon payment will be an amount in cash per face amount corresponding to a return of 17.25% per annum for each interest payment period for each applicable calculation day. These hypothetical examples reflect a hypothetical contingent monthly coupon rate of 17.25% (corresponding to $14.375 per month per security**).

If the basket closing level on one or more calculation days is less than the coupon threshold level and, on a subsequent calculation day, the basket closing level is greater than or equal to the coupon threshold level, the securities will pay the contingent coupon payment due for the subsequent calculation day plus all previously unpaid contingent coupon payments (without interest accruing on amounts previously unpaid).

It is possible that the basket closing level will be less than the coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments.

Starting level: 100.00

Hypothetical initial stock price: For each basket component, $100.00

Coupon threshold level: 80.00, which is 80% of the starting level

Downside threshold level: 80.00, which is 80% of the starting level

Buffer amount: 20%

* The hypothetical initial stock price of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial stock price of either basket component. The actual initial stock prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the basket components, see the historical information set forth herein.

**The actual contingent coupon payment will be an amount determined by the calculation agent based on the actual contingent coupon rate. The hypothetical contingent monthly coupon of $14.375 is used in these examples for ease of analysis.

June 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

In Example 1, the closing level of the Basket fluctuates over the term of the securities and the basket closing level is greater than or equal to the starting level of 100.00 on one of the calculation days following the 6-month non-call period. Because the basket closing level is greater than or equal to the starting level on such a date, the securities are automatically called on the related call settlement date. In Examples 2 and 3, the basket closing level on each of the calculation days is less than the starting level, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

Example 1
Date	Hypothetical Stock Closing Price	Hypothetical Stock Return	Hypothetical Basket Closing Level	Hypothetical Payment per Security on the Related Contingent Coupon Payment Date
Hypothetical Calculation Day 1	ORCL Stock: $80 MU Stock: $110	ORCL Stock: ($80 – $100) / $100 = -20% MU Stock: ($110 – $100) / $100 = 10%	100 × [1 + (-20% × 50%) + (10% × 50%) = 95.00 (greater than or equal to the coupon threshold level)	$14.375 (contingent coupon payment is paid; securities are not callable)
Hypothetical Calculation Day 2	ORCL Stock: $60 MU Stock: $75	ORCL Stock: ($60 – $100) / $100 = -40% MU Stock: ($75 – $100) / $100 = -25%	100 × [1 + (-40% × 50%) + (-25% × 50%) = 67.50 (less than the coupon threshold level)	$0 (no contingent coupon payment; securities are not callable)
Hypothetical Calculation Day 3	ORCL Stock: $110 MU Stock: $120	ORCL Stock: ($110 – $100) / $100 = 10% MU Stock: ($120 – $100) / $100 = 20%	100 × [1 + (10% × 50%) + (20% × 50%) = 115.00 (greater than or equal to the coupon threshold level)	$14.375 × 2 = $28.75 (contingent coupon payment and the previously unpaid contingent coupon payment are paid; securities are not callable)
Hypothetical Calculation Day 4	ORCL Stock: $60 MU Stock: $70	ORCL Stock: ($60 – $100) / $100 = -40% MU Stock: ($70 – $100) / $100 = -30%	100 × [1 + (-40% × 50%) + (-30% × 50%) = 65.00 (less than the coupon threshold level)	$0 (no contingent coupon payment; securities are not callable)
Hypothetical Calculation Day 5	ORCL Stock: $50 MU Stock: $70	ORCL Stock: ($50 – $100) / $100 = -50% MU Stock: ($70 – $100) / $100 = -30%	100 × [1 + (-50% × 50%) + (-30% × 50%) = 60.00 (less than the coupon threshold level)	$0 (no contingent coupon payment; securities are not callable)
Hypothetical Calculation Day 6	ORCL Stock: $130 MU Stock: $150	ORCL Stock: ($130 – $100) / $100 = 30% MU Stock: ($150 – $100) / $100 = 50%	100 × [1 + (30% × 50%) + (50% × 50%) = 140.00 (greater than or equal to the coupon threshold level and the starting level)	$14.375 + ($14.375 × 2 = $28.75) + $1,000 = $1,043.125 (contingent coupon payment and the previously unpaid contingent coupon payments are paid; securities are called)

In Example 1, the securities are automatically called following the sixth calculation day (which is the first calculation day following which the securities can be called), as the basket closing level on the sixth calculation day is greater than or equal to the starting level. As a result, on the related call settlement date, investors receive a cash payment per security, calculated as follows:

stated principal amount + contingent coupon payment + previously unpaid contingent coupon payments with respect to the prior calculation days = $1,000 + $14.375 + ($14.375 × 2) = $1,043.125

In this example, the automatic call feature limits the term of the securities to approximately 6 months, and you may not be able to reinvest at comparable terms or returns. If the securities are called prior to maturity, you will receive no further payments on the securities.

June 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Examples 2 and 3 illustrate the maturity payment amount per security based on the ending level.

Date	Example 2
	Hypothetical Stock Closing Price	Hypothetical Stock Return	Hypothetical Basket Closing Level / Ending Level	Hypothetical Payment per Security on the Related Contingent Coupon Payment Date
Hypothetical Calculation Day 1	ORCL Stock: $40 MU Stock: $60	ORCL Stock: ($40 – $100) / $100 = -60% MU Stock: ($60 – $100) / $100 = -40%	100 × [1 + (-60% × 50%) + (-40% × 50%) = 50.00	$0
Hypothetical Calculation Day 2	ORCL Stock: $60 MU Stock: $50	ORCL Stock: ($60 – $100) / $100 = -40% MU Stock: ($50 – $100) / $100 = -50%	100 × [1 + (-40% × 50%) + (-50% × 50%) = 55.00	$0
Hypothetical Calculation Day 3	ORCL Stock: $70 MU Stock: $40	ORCL Stock: ($70 – $100) / $100 = -30% MU Stock: ($40 – $100) / $100 = -60%	100 × [1 + (-30% × 50%) + (-60% × 50%) = 55.00	$0
Hypothetical Calculation Day 4	ORCL Stock: $60 MU Stock: $70	ORCL Stock: ($60 – $100) / $100 = -40% MU Stock: ($70 – $100) / $100 = -30%	100 × [1 + (-40% × 50%) + (-30% × 50%) = 65.00	$0
Hypothetical Calculation Day 5 through 34	ORCL Stock: $50 MU Stock: $70	ORCL Stock: ($50 – $100) / $100 = -50% MU Stock: ($70 – $100) / $100 = -30%	100 × [1 + (-50% × 50%) + (-30% × 50%) = 60.00	$0
Hypothetical Calculation Day 35	ORCL Stock: $90 MU Stock: $50	ORCL Stock: ($90 – $100) / $100 = -10% MU Stock: ($50 – $100) / $100 = -50%	100 × [1 + (-10% × 50%) + (-50% × 50%) = 70.00	$0
Final Calculation Day	ORCL Stock: $10 MU Stock: $30	ORCL Stock: ($10 – $100) / $100 = -90% MU Stock: ($30 – $100) / $100 = -70%	100 × [1 + (-90% × 50%) + (-70% × 50%) = 20.00	$0
Maturity Payment Amount	$400.00

In Example 2, the basket closing level remains below the coupon threshold level on every calculation day. As a result, investors do not receive any contingent coupon payments during the term of the securities, and, at maturity, investors are exposed to the decline in the closing level of the Basket beyond 20%. As the ending level is less than the downside threshold level, investors will receive a maturity payment amount equal to the stated principal amount multiplied by the sum of the basket performance factor and the buffer amount, calculated as follows:

stated principal amount × (basket performance factor + buffer amount) = $1,000 × [(20.00 / 100.00) + 20%] = $1,000 × (20% + 20%) = $400.00

In this example, the amount of cash you receive at maturity is significantly less than the stated principal amount.

June 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Date	Example 3
	Hypothetical Stock Closing Price	Hypothetical Stock Return	Hypothetical Basket Closing Level / Ending Level	Hypothetical Payment per Security on the Related Contingent Coupon Payment Date
Hypothetical Calculation Day 1	ORCL Stock: $90 MU Stock: $50	ORCL Stock: ($90 – $100) / $100 = -10% MU Stock: ($50 – $100) / $100 = -50%	100 × [1 + (-10% × 50%) + (-50% × 50%) = 70.00	$0
Hypothetical Calculation Day 2	ORCL Stock: $90 MU Stock: $75	ORCL Stock: ($90 – $100) / $100 = -10% MU Stock: ($75 – $100) / $100 = -25%	100 × [1 + (-10% × 50%) + (-25% × 50%) = 82.50	$14.375 × 2 = $28.75
Hypothetical Calculation Day 3	ORCL Stock: $60 MU Stock: $75	ORCL Stock: ($60 – $100) / $100 = -40% MU Stock: ($75 – $100) / $100 = -25%	100 × [1 + (-40% × 50%) + (-25% × 50%) = 67.50	$0
Hypothetical Calculation Day 4	ORCL Stock: $80 MU Stock: $110	ORCL Stock: ($80 – $100) / $100 = -20% MU Stock: ($110 – $100) / $100 = 10%	100 × [1 + (-20% × 50%) + (10% × 50%) = 95.00	$14.375 × 2 = $28.75
Hypothetical Calculation Day 5 through 34	ORCL Stock: $60 MU Stock: $70	ORCL Stock: ($60 – $100) / $100 = -40% MU Stock: ($70 – $100) / $100 = -30%	100 × [1 + (-40% × 50%) + (-30% × 50%) = 65.00	$0
Hypothetical Calculation Day 35	ORCL Stock: $70 MU Stock: $40	ORCL Stock: ($70 – $100) / $100 = -30% MU Stock: ($40 – $100) / $100 = -60%	100 × [1 + (-30% × 50%) + (-60% × 50%) = 55.00	$0
Final Calculation Day	ORCL Stock: $110 MU Stock: $80	ORCL Stock: ($110 – $100) / $100 = 10% MU Stock: ($80 – $100) / $100 = -20%	100 × [1 + (10% × 50%) + (-20% × 50%) = 95.00	(included in maturity payment amount)
Maturity Payment Amount	$1,043.125 (see explanation below)

In Example 3, the basket closing level decreases to an ending level of 95.00. Although the ending level is less than the starting level, because the ending level is still not less than the downside threshold level, investors will receive a maturity payment amount equal to the stated principal amount plus the final contingent coupon payment and any previously unpaid contingent coupon payments. The maturity payment amount is calculated as follows:

$1,014.375 + ($14.375 × 2) = $1,043.125

In this example, although the ending level represents a 5% decline from the starting level, investors receive the stated principal amount per security plus the final contingent coupon payment and the previously unpaid contingent coupon payments because the ending level is not less than the downside threshold level.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

If the securities are not automatically called prior to maturity and the ending level is less than the downside threshold level, investors will be exposed to any downside performance of the Basket at maturity beyond 20%, and the maturity payment amount will be less than 80% of the face amount per security.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level is less than the downside threshold level of 80% of the starting level, you will be exposed to the decline in the level of the Basket, as compared to the starting level, on a 1-to-1 basis in excess of 20%, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the sum of the basket performance factor and the buffer amount. In this case, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon payment but only if the basket closing level is greater than or equal to the coupon threshold level on the related calculation day. If the basket closing level is less than the coupon threshold level on the relevant calculation day for any interest period, we will pay no contingent coupon payment on the applicable contingent coupon payment date. However, if the contingent coupon payment is not paid on any contingent coupon payment date because the basket closing level is less than the coupon threshold level on the related contingent coupon payment date, such unpaid contingent coupon payment will be paid on a later contingent coupon payment date but only if the basket closing level on the related calculation day is greater than or equal to the coupon threshold level. Therefore, you will not receive payment for such unpaid contingent coupon payments if the basket closing level is less than the coupon threshold level on each subsequent calculation day. If the basket closing level is less than the coupon threshold level on each calculation day, you will not receive any contingent coupon payments for the entire term of the securities. It is possible that the basket closing level will be less than the coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupon payments. If you do not earn sufficient contingent coupon payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent coupon payment, if any, is based on the basket closing level of the Basket on only the related monthly calculation day at the end of the related interest period. Whether the contingent coupon payment will be paid on any contingent coupon payment date will be determined at the end of the relevant interest period based on the basket closing level of the basket on the relevant monthly calculation day. As a result, you will not know whether you will receive the contingent coupon payments on any contingent coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon payment is based solely on the prices of the basket components on the monthly calculation days, if the basket closing level of the Basket on any calculation day is below the coupon threshold level, you will not receive the contingent coupon payment for the related interest period, even if the level of the Basket was at or above the coupon threshold level on other days during that interest period.

￭Investors will not participate in any appreciation in the level of the Basket. Investors will not participate in any appreciation in the level of the Basket from the starting level, and the return on the securities will be limited to the contingent coupon payments, if any, that are paid with respect to each calculation day on which the basket closing level is greater than or equal to the coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the Basket on any day, including in relation to the starting level, the coupon threshold level and the downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in price) of the basket components,

owhether the basket closing level of the Basket has been below the coupon threshold level on any calculation day,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or securities markets generally and which may affect the level of the Basket,

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Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

odividend rates on the basket components,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting either of the basket components that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if the Basket has closed near or below the coupon threshold level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the face amount of your securities.

You cannot predict the future performance of the basket components based on their historical performances. The prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The level of the Basket may decrease and be below the coupon threshold level on each calculation day so that you will receive no return on your investment, and the basket closing level may be below the downside threshold level on the final calculation day so that you will lose some or a significant portion of your initial investment in the securities. There can be no assurance that the basket closing level will be at or above the coupon threshold level on any calculation day so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above the downside threshold level on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. See “Oracle Corporation Overview” and “Micron Technology, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call, on any contingent coupon payment date or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in either of the basket components. Investors in the securities will not participate in any positive performance of the basket components, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to either of the basket components. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of either of the basket components and received the dividends paid or distributions made on them.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first six months of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial stock prices, the coupon threshold level, the downside threshold level and the ending level, and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Certain Terms for Securities Linked to an Basket—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components), including trading in the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of the basket components, and, therefore, could increase (i) the prices at or above which the basket components must close on the calculation days so that the securities are called for a cash payment equal to the face amount plus a final contingent

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

coupon payment and any previously unpaid contingent coupon payments, (ii) the prices at or above which the basket components must close on each calculation day in order for you to earn a contingent coupon payment and any previously unpaid contingent coupon payments and (iii) the prices at or above which the basket components must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the prices of the basket components on the calculation days, and, accordingly, whether we call the securities prior to maturity, whether we pay a contingent coupon payment on the securities and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket

￭Changes in the prices of the basket components may offset each other. Price movements in the basket components may not correlate with each other. At a time when the prices of one or more basket components increase, the prices of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the calculation day, increases in the prices of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the prices of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the stock closing prices of the basket stocks on the calculation day and the overall performance of the basket stocks at any other point over the term of the securities.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests and thus may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks which may not recommend that investors buy or hold the basket stocks. The Basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the Basket will not be affected by any change that we or our affiliates may make.

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Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

￭The stock closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the stock closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying product supplement called “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events.” You should read that section in order to understand these and other adjustments that may be made to your securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain corporate events affecting such basket stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of such basket stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the ending level to be less than the coupon threshold level (resulting in no contingent coupon payment being paid with respect to such date) or the ending level to be less than the downside threshold level (resulting in a loss of some or a significant portion of your investment in the securities), materially and adversely affecting your return.

￭Historical closing prices of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the price of the basket components at any time, including on the final calculation day, because historical prices of the basket components do not provide an indication of future performance of the basket components.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Basket Overview

The Basket will represent a portfolio of the following two basket components, with the return of each basket component having the weighting noted parenthetically: the ORCL Stock (50%) and the MU Stock (50%). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components. For more information regarding the basket components, see “Oracle Corporation Overview” and “Micron Technology, Inc. Overview”.

The following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2021 to June 12, 2026, assuming that the Basket was constructed on January 1, 2021 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the stock closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of up to 80% of the stated principal amount of the securities.

The Basket Underlier Historical Performance January 1, 2021 to June 12, 2026

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Oracle Corporation Overview

Oracle Corporation provides products and services that address enterprise information technology environments. The ORCL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Oracle Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35992 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Oracle Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the ORCL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the ORCL Stock for the period from January 1, 2021 through June 12, 2026. The closing price of the ORCL Stock on June 12, 2026 was $184.13. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the ORCL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the ORCL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the ORCL Stock at any time, including on the calculation days.

Common Stock of Oracle Corporation Daily Closing Prices January 1, 2021 to June 12, 2026

This document relates only to the securities offered hereby and does not relate to the ORCL Stock or other securities of Oracle Corporation. We have derived all disclosures contained in this document regarding the ORCL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Oracle Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Oracle Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the ORCL Stock (and therefore the price of the ORCL Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Oracle Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the ORCL Stock.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Micron Technology, Inc. Overview

Micron Technology, Inc. designs, develops and manufactures memory and storage products. The MU Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Micron Technology, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-10658 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Micron Technology, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the MU Stock is accurate or complete.

The following graph sets forth the daily closing prices of the MU Stock for the period from January 1, 2021 through June 12, 2026. The closing price of the MU Stock on June 12, 2026 was $981.61. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the MU Stock may have been adjusted for stock splits and other corporate events. The historical performance of the MU Stock should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the MU Stock at any time, including on the call date or the calculation days.

Common Stock of Micron Technology, Inc. Daily Closing Prices January 1, 2021 to June 12, 2026

This document relates only to the securities offered hereby and does not relate to the MU Stock or other securities of Micron Technology, Inc. We have derived all disclosures contained in this document regarding the MU Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Micron Technology, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Micron Technology, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the MU Stock (and therefore the price of the MU Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Micron Technology, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the MU Stock.

June 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Equally Weighted Basket Consisting of Two Stocks due July 3, 2029

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the tax supplement or in the prospectus.

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